                                                                   EXHIBIT 23.5

As an independent Public Accountant, I hereby consent to the use of my reports (and to all references to my firm) included in or made part of this Registration Statement.
                                          /s/ DAVID R. GARGANO CPA, P.C.

                                          DAVID R. GARGANO CPA, P.C.

June 21, 1996